CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Good Earth Land Sales Company (the “Company”) on Form 10-QSB for the three month period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof, I, Petie P. Maguire, the Chairman of the Board of Directors and Chief Financial Officer of the Company, certify, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that

1.   I have reviewed this quarterly report (Form 10-QSB) of Good Earth Land Sales Company;

2.   Based on my knowledge, this report does not contain any untrue statement of a material  fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.   I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal controls over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

     a.  Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information  relating  to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b.  Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

     c. Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.   The small business issuer’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

     a.  All significant deficiencies and material weaknesses in the design or operation  of internal control over financial reporting which are reasonably  likely to  adversely  affect  the  small business issuer’s ability to record, process, summarize and report financial information; and

     b.  Any fraud, whether or not material, that involves management or other employees  who have a significant role in the small business issuer’s internal control over financial reporting.

Date:  November 14, 2007

/s/Petie P. Maguire

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PETIE P. MAGUIRE

Chairman of the Board of Directors

Chief Financial Officer

Good Earth Land Sales Company

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